Exhibit 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79103) of Outback Steakhouse, Inc. of our report dated March 9, 2004 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 12, 2004